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                                                                    Exhibit 21.1
                              Gaiam Subsidiaries

Subsidiary                                             State of Incorporation
----------                                             ----------------------
Business Express, Inc.                                 Colorado
Gaiam Direct, Inc.                                     Colorado
Gaiam Holdings, Inc.                                   Colorado
Gaiam International, Inc.                              California
Gaiam Shared Services, Inc.                            Colorado
Gaiam Travel, Inc.                                     Colorado
Gaiam.com, Inc.                                        Colorado
Jade Mountain, Inc.                                    Colorado
jademountain.com, Inc.                                 Colorado
Real Goods Trading Corporation                         California